Exhibit 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. § 1350

Solely for the purpose of complying with 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned Senior Vice President and Chief Financial Officer of Nicholas Financial, Inc. (the “Company”), hereby certify that the Quarterly Report on Form 10-Q of the Company for the three months ended June 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ralph T Finkenbrink
Ralph T. Finkenbrink
Senior Vice President and Chief Financial Officer

Dated: August 16, 2010